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                                                                    Exhibit 16.1

             [LETTERHEAD OF WEINBERG & COMPANY, P.A. APPEARS HERE]



                                April 14, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                    RE:  SAF T LOK INCORPORATED
                         FILE REF NO. 1-11968
                    ---------------------------


We were previously the principal accountant for Saf T Lok Incorporated and under the date of April 10, 1997, we reported on the consolidated financial statements of Saf T Lok Incorporated and Subsidiaries as of and for the years ended December 31, 1996 and 1995. On May 30, 1997, our appointment as principal accountant was terminated. We have read Saf T Lok Incorporated's statements included on pages 14 and 15 under the section labeled Changes In Accountants of its Form 10KSB to be filed on April 15, 1998, and we agree with such statements.

                                      Very truly yours,

                                      /s/ Weinberg & Company P.A.

                                      WEINBERG & COMPANY, P.A.
                                      F/K/A  WEINBERG, PERSHES & COMPANY, P.A.